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    As filed with the Securities and Exchange Commission on November 10, 1998


                      Registration Statement No. 333-66229
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



         --------------------------------------------------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
         --------------------------------------------------------------




                        MERISTAR HOSPITALITY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                  Maryland                                   75-2648842
       (State or Other Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization)                    Identification Number)


                           1010 Wisconsin Avenue, N.W.
                             Washington, D.C. 20007
                                 (202) 295-1000
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                               Paul W. Whetsell
                            Chairman of the Board and
                             Chief Executive Officer
                           1010 Wisconsin Avenue, N.W.
                             Washington, D.C. 20007
                                 (202) 295-1000
            (Name Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


                              --------------------
                                    copy to:

      Steven L. Lichtenfeld, Esq.              Richard S. Borisoff, Esq.
        Battle Fowler LLP               Paul, Weiss, Rifkind, Wharton & Garrison
         75 East 55th Street                    1285 Avenue of the Americas
      New York, New York  10022                 New York, New York  10019
         (212) 856-7000                            (212) 373-3000


                              --------------------
           Approximate date of commencement of proposed sale to public: From time to time or at one time after the effective date of this registration statement as determined by market conditions.
           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                              --------------------

           The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

           Pursuant to Rule 429 of the Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement contains a combined prospectus that also relates to a Registration Statement on Form S-3 (No. 333-36127) previously filed by the Registrant and declared effective on November 20, 1997, and collectively they are referred to herein as the "Registration Statement."

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774754.1
                                      II-1

PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution

           Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the shares of Common Stock.

Securities and Exchange Commission, registration fee.............  $10,716
Printing and mailing expenses.....................................  25,000
Accounting fees and expenses......................................  25,000
Legal fees and expenses...........................................  50,000
Miscellaneous expenses............................................  15,000
                                                                  --------
              Total.............................................. $125,716
                                                                  ========


Item 15.        Indemnification of Directors and Officers

           The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

           Our Charter obligates us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding whether or not by or in the right of our Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of our Company, or is or was serving at the request of our Company as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. Our Charter also permits us to indemnify and advance expenses to any person who served a predecessor of our Company in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

           The Maryland General Corporation Law requires a Maryland corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any Maryland proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland General Corporation Law requires us, as a condition

774754.1
                                      II-2
to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

           We have purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.


Item 16.        Exhibits
3.1*  --        Amended and Restated Articles of Incorporation of the Registrant
                (Articles of Merger between American General Hospitality
                Corporation and CapStar Hotel Company).

3.2*  --        Amended and Restated By-laws of the Registrant.

4.1*  --        Form of Share Certificate (filed as Exhibit 4.1 to our
                Registration Statement on Form S-11 (File No. 333-4568) and incorporated herein by reference).



5.1*  --        Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

8.1   --        Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                federal income tax matters.



23.1* --        Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                Exhibit 5.1).


23.2  --        Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in
                Exhibit 8.1)

23.3  --        Consent of PricewaterhouseCoopers LLP (Dallas, Texas).

23.4  --        Consent of PricewaterhouseCoopers LLP (Philadelphia,
                Pennsylvania).

23.5  --        Consent of KPMG Peat Marwick LLP.

23.6  --        Consent of Pannell Kerr Forster PC.

23.7  --        Consent of Pinsker, Goldberg, Ivanicki & Apuzzo.

23.8  --        Consent of Wertheim & Company.

23.9  --        Consent of King Griffin & Adamson P.C.

23.10 --        Consent of Mann Frankfort Stein & Lipp, P.C.


24.1* --        Power of Attorney (included on signature page hereto).

-------------------
* Previously filed.


774754.1
                                      II-3

Item 17.   Undertakings

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person

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                                      II-4
of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the act, and will be governed by the final adjudication of such issue.

774754.1
                                      II-5

                                   SIGNATURES


           Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Washington, District of Columbia, on the 10th day of November, 1998.



                                 MERISTAR HOSPITALITY CORPORATION
                                 a Maryland corporation (Registrant)


                                 By: /s/ Paul W. Whetsell
                                     -----------------------------------------
                                     Paul W. Whetsell
                                     Chairman of the Board and Chief Executive
                                     Officer



           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


SIGNATURE                   TITLE                                DATE


/s/ Paul W. Whetsell        Chairman of the Board, Chief       November 10, 1998
-------------------------   Executive Officer and Director
Paul W. Whetsell



-------------------------   Vice Chairman, Chief Operating
Steven D. Jorns             Officer and Director



                 *          President, Chief Investment        November 10, 1998
--------------------------   Officer and Director
Bruce G. Wiles

                 *          Chief Financial Officer            November 10, 1998
--------------------------  (Principal Financial and
John Emery                  Accounting Officer)



--------------------------  Director
Daniel L. Doctoroff



774754.1

SIGNATURE                     TITLE                        DATE

----------------------------  Director
William S. Janes



                 *
----------------------------  Director                         November 10, 1998
James F. Dannhauser

                 *
----------------------------  Director                         November 10, 1998
Mahmood Khimji


                 *
----------------------------  Director                         November 10, 1998
James R. Worms

                 *
----------------------------  Director                         November 10, 1998
H. Cabot Lodge III


*By: /s/ Paul W. Whetsell                                      November 10, 1998
    ------------------------
       Paul W. Whetsell
       Attorney-in-Fact





774754.1

                                  EXHIBIT INDEX


Exhibit No.                       Description


3.1* -- Amended and Restated Articles of Incorporation of the Registrant (Articles of Merger between American General Hospitality Corporation and CapStar Hotel Company).

3.2* --          Amended and Restated By-laws of the Registrant.

4.1* -- Form of Share Certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-11 (File No. 333-4568) and incorporated herein by reference).

5.1* --          Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

8.1   --         Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                 federal income tax matters.

23.1*--          Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                 Exhibit 5.1).


23.2 -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 8.1)

23.3 --          Consent of PricewaterhouseCoopers LLP (Dallas, Texas).

23.4 --          Consent of PricewaterhouseCoopers LLP (Philadelphia,
                 Pennsylvania).

23.5 --          Consent of KPMG Peat Marwick LLP.

23.6 --          Consent of Pannell Kerr Forster PC.

23.7 --          Consent of Pinsker, Goldberg, Ivanicki & Apuzzo.

23.8 --          Consent of Wertheim & Company.

23.9 --          Consent of King Griffin & Adamson P.C.

23.10--          Consent of Mann Frankfort Stein & Lipp, P.C.


24.1*--          Power of Attorney (included on signature page hereto).

-------------------
*Previously filed.


774754.1

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